Exhibit 10.43

STOCK PURCHASE AGREEMENT

between

ASCEND SERVICES LTD.

and

MCF CORPORATION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as April ___, 2005, by MCF Corporation, a Delaware corporation (the “MCF”), and Ascend Services Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability, (“Ascend”). The parties hereto agree as follows:

SECTION 1.  PURCHASE AND SALE OF COMMON STOCK

1.1.  Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon MCF’s and Ascend’s respective representations set forth below, at the Closing MCF shall issue and sell to Ascend, and Ascend shall purchase from MCF, 1,078,749 shares of its common stock, par value US$0.0001 per share (the “Common Stock”), for an aggregate purchase price of one million five hundred thousand United States dollars (US$1,500,000) (the “Purchase Price”) (such shares of Common Stock, collectively, the “Shares”). Such sale and purchase shall be effected on the Closing Date by MCF’s delivering to Wells Fargo Bank, N.A. (the “Escrow Agent”), duly registered in Ascend’s name (or in the name of its nominee designated by Ascend prior to the Closing Date), three duly executed stock certificates (each in the amount of 359,583) evidencing the Shares being purchased by Ascend, against delivery by Ascend to MCF of an unsecured promissory note in an amount up to the Purchase Price. At the Closing, MCF shall deposit the Shares into an escrow account, which shall be subject to the terms and conditions of an escrow agreement, the form of which is attached as Exhibit A hereto (the “Escrow Agreement”). Upon satisfaction of the condition in each of Section 10.1, 10.2 and 10.3 of the Escrow Agreement and simultaneously with the release of the related stock certificate, the related amount of the Promissory Note shall become effective and start accruing interest.

1.2.  Concurrently with the sale and purchase of the Shares, (i) MCF and Ascend shall execute the Registration Rights Agreement, the form of which is attached as Exhibit B hereto (the “Registration Rights Agreement”), (ii) MCF and Ascend shall execute the Escrow Agreement and (iii) Ascend shall receive from MCF’s General Counsel an opinion, dated the Closing Date, the form of which is attached as Exhibit C hereto.

1.3.  The closing of such sale and purchase (the “Closing”) shall take place at 10:00 A.M., New York City time, on the date of this Agreement or such other date as Ascend and MCF agree in writing (the “Closing Date”), at the offices of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York, or such other location as Ascend and MCF shall mutually select.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF MCF

MCF makes the following representations and warranties to Ascend.

2.1.  Corporate Organization

(a)  MCF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits D and E, respectively, are true and complete copies of the Certificate of Incorporation and the Amended and Restated Bylaws of MCF, as amended through the date hereof (collectively, the “Organizational Documents”).

(b)  MCF has all requisite power and authority and has all necessary approvals, licenses, permits and authorizations to own its properties and to carry on its business as now conducted. MCF has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c)  MCF has filed all necessary documents to qualify to do business as a foreign corporation in, and MCF is in good standing under the laws of each jurisdiction in which the conduct of MCF’s business or the nature of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, results of operations or financial condition of MCF and its subsidiaries taken as a whole (a “Material Adverse Effect”).

2.2.  Subsidiaries

Except as set forth on Schedule 2.2, MCF has no subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each subsidiary of MCF and each other entity and organization listed on Schedule 2.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization; all of the outstanding equity or other participating interests of each subsidiary and each other entity and organization listed on Schedule 2.2 have been duly authorized and validly issued, are fully paid and non assessable, and, to the extent owned by MCF as indicated on Schedule 2.2, are owned free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

2.3.  SEC Reports

MCF has made available to Ascend a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by MCF with the SEC since December 31, 2002 (the “SEC Reports”), which are all the documents that MCF was required to file with the SEC since December 31, 2002, including MCF’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on February 14, 2005 (the “2004 10-K”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and, to the extent in effect and applicable, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MCF included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or Rule 10-01 of Regulation S-X of the SEC) and present fairly in all material respects the consolidated financial position of MCF and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of MCF and its consolidated Subsidiaries for the periods presented therein (subject, in the case of the unaudited statements, to year-end audit adjustments, as permitted by Rule 10-01, and any other adjustments described therein).

2.4.  Disclosure Controls and Procedures

MCF has established and maintains “disclosure controls and procedures” (as defined in Rule 13a−15(e) promulgated under the Exchange Act) that are designed to ensure that information required to be disclosed by MCF in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to MCF’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of MCF required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Each of the principal executive officer and the principal financial officer of MCF (and each former principal executive officer of MCF and each former principal financial officer of MCF, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder with respect to MCF SEC Documents. MCF and each of its Subsidiaries maintains a system of internal accounting controls to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, including that (A) transactions are executed in accordance with management’s general or specific authorization; and (B) transactions are recorded as necessary (x) to permit preparation of consolidated financial statements in conformity with GAAP and (y) to maintain accountability of the assets of MCF and its Subsidiaries. The management of MCF has disclosed, to the extent any existed, based on its most recent evaluation, to MCF’s auditors and the audit committee of MCF’s board of directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect MCF’s ability to record, process, summarize and report financial data and have identified for MCF’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in MCF’s internal controls. A summary of any such disclosure made by management to MCF’s auditors and audit committee is set forth on Schedule 3.1(d). MCF has prepared a plan intended to comply with the requirements of Section 404 of the Sarbanes-Oxley Act on the mandated compliance date, and is not aware of any reason why such plan will not so comply.

2.5.  Absence of Certain Changes or Events

Except as disclosed in the SEC Reports filed with the SEC prior to the date hereof or in Schedule 2.5, since January 1, 2005, MCF and each of its subsidiaries has conducted its business only in the ordinary course of such business and has not (i) sold or acquired any real estate or (ii) leased all or substantially all of any property or (iii) entered into any financing arrangements in connection therewith or (iv) granted an option to purchase or lease all or substantially all of any property or (v) entered into a contract to do any of the foregoing and there has not been (a) any change, circumstance or event that has resulted in a Material Adverse Effect or (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Common Stock.

2.6.  Undisclosed Liabilities

Except as set forth on Schedule 2.6, neither MCF nor any subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in the Unaudited Consolidated Balance Sheet, (ii) liabilities and obligations relating to outstanding leases that are not required to be disclosed under GAAP and (iii) current liabilities incurred in the ordinary course of business since the date of such balance sheet.

2.7.  Capitalization

(a)  On the date hereof, the authorized capital stock of MCF consists of 300,000,000 shares of its Common Stock and 37,293,000 (as of December 31, 2004) shares of preferred stock, par value US$0.0001 per share (the “Preferred Stock”). The issued and outstanding shares of capital stock of MCF as of the close of business on the date one (1) Business Day prior to the Closing Date consisted of 70,227,445 shares of Common Stock, and MCF has not issued any shares of Common Stock since that date except for shares issued as a result of the exercise of any warrants, options or convertible securities or shares issued in connection with MCF’s Option Plans which are listed on Schedule 2.7. No shares of Preferred Stock are outstanding.

(b)  All the outstanding shares of capital stock of MCF have been duly and validly issued and are fully paid and non assessable. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non assessable shares of MCF, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights or interests of any third party of any nature whatsoever.

(c)  Attached hereto as Schedule 2.7(c) is a true and correct copy of the Basic and Diluted capitalization report of the common stock of MCF, as of December 31, 2005. Other than the shares identified on Schedule 2.7, there are no other material issuances of MCF securities from December 31, 2005 to the Business Day prior to the Closing Date.

2.8.  Corporate Proceedings, etc.

MCF has authorized the execution, delivery and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other corporate action (including shareholder approval) is necessary to authorize such execution, delivery and performance, and upon such execution and delivery this Agreement and the Registration Rights Agreement shall constitute the valid and binding obligations of MCF, enforceable against MCF in accordance with their terms. MCF has authorized the issuance and delivery of the Shares in accordance with this Agreement.

2.9.  Consents and Approvals

The execution and delivery by MCF of this Agreement, the performance by MCF of its obligations hereunder and the consummation by MCF of the transactions contemplated hereby do not require MCF or any of its subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except (a) as set forth in Schedule 2.9; and (b) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing Date; and (c) such as would not have a Material Adverse Effect or an Ascend Material Adverse Effect following the Closing.

2.10.  Absence of Defaults, Conflicts, etc.

The execution and delivery of this Agreement does not, and the fulfillment of the terms hereof by MCF, and the issuance of the Shares will not, (i) result in a breach of any of the terms, conditions or provisions of, or (ii) constitute a default under, or (iii) permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other agreement of MCF or any of its subsidiaries (collectively the “Agreements and Instruments”), or the Organizational Documents, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over MCF or any of its subsidiaries or over their respective properties or businesses, which breach, default, acceleration of rights or termination would have a Material Adverse Effect or an Ascend Material Adverse Effect following the Closing. To MCF’s knowledge, no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Agreements and Instruments or in any license, permit or authorization to which MCF or any subsidiary is a party or by which any of them may be bound.

2.11.  Compliance with Law

(a)  Subject to such matters as are identified in the SEC Reports, neither MCF nor any of its subsidiaries nor any property owned by them is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations. There is no continuing order, injunction or decree to which MCF or any of its subsidiaries is subject or by which any of their assets is bound, and to the best knowledge of MCF neither MCF nor any of its subsidiaries is subject to, or the target of, any inquiry or investigation which could result in any such order, injunction or decree.

(b)  To MCF’s knowledge, MCF and its subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained might have a Material Adverse Effect. To MCF’s knowledge, neither MCF nor any subsidiary has been finally denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

2.12.  Litigation

(a)  Except for the matters described on Schedule 2.12, there are no actions, suits, investigations or proceedings pending, or to the knowledge of MCF, threatened, against MCF or its subsidiaries, or any of their respective properties or assets, by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality (i) which would question the validity of this Agreement or the Registration Rights Agreement or any action taken or to be taken pursuant hereto or thereto, or (ii) that would have a Material Adverse Effect.

(b)  Neither MCF nor its subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or award which would result in a Material Adverse Effect.

2.13.  Private Offering

The offer, sale and issuance of the Shares are exempt from the registration requirements of the Securities Act, and neither MCF nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.14.  Broker’s or Finder’s Commissions

Except as set forth in Schedule 2.14, no broker’s or finder’s fee or commission (whether payable in cash, any equity interest in MCF or any of its subsidiaries, or any other form of compensation) will be payable by MCF with respect to the issuance and sale of the Shares or the transactions contemplated hereby.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF ASCEND

Ascend makes the following representations and warranties to MCF.

3.1.  Corporate Organization

(a)  Ascend is an Exempted Company incorporated in the Cayman Islands with Limited Liability, duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(b)  Ascend has all requisite power and authority and has all necessary approvals, licenses, permits and authorizations to own its properties and to carry on its business as now conducted. Ascend has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c)  Ascend has filed all necessary documents to qualify to do business in, and Ascend is in good standing under the laws of, each jurisdiction in which the conduct of Ascend’s business or the nature of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, results of operations or financial condition of Ascend and its Affiliates taken as a whole (a “Ascend Material Adverse Effect”).

3.2.  Corporate Proceedings, etc.

Ascend has authorized the execution, delivery and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other company action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery this Agreement, the Registration Rights Agreement and the Promissory Note shall constitute the valid and binding obligations of Ascend, enforceable against Ascend in accordance with their terms.

3.3.  Consents and Approvals

In reliance on the accuracy of the representation made by MCF in Section 2.13, the execution and delivery by Ascend of this Agreement, the performance by Ascend of its obligations hereunder, including the delivery of the Promissory Note, and the consummation by Ascend of the transactions contemplated hereby do not require Ascend to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing Date.

3.4.  Absence of Defaults, Conflicts, etc.

The execution and delivery of this Agreement does not, and the fulfillment of the terms hereof by Ascend will not, (i) result in a breach of any of the terms, conditions or provisions of, or (ii) constitute a default under, or (iii) permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other agreement of Ascend, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over Ascend or over its properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other agreement of Ascend or in any license, permit or authorization to which Ascend is a party or by which it may be bound.

3.5.  Compliance with Law

Ascend is not in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations. There is no continuing order, injunction or decree to which Ascend is subject or by which any of its assets is bound, and to the best knowledge of Ascend it is not subject to, or the target of, any inquiry or investigation which could result in any such order, injunction or decree.

3.6.  Litigation

There are no actions, suits, investigations or proceedings pending, or to the knowledge of Ascend, threatened, against Ascend, or any of their respective properties or assets, by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality (i) which would question the validity of this Agreement, the Registration Rights Agreement or the Promissory Note or any action taken or to be taken pursuant hereto or thereto, or (ii) that would have an Ascend Material Adverse Effect.

3.7.  Private Offering

Ascend is acquiring the Shares for its own account and not with a view towards the resale or distribution thereof, nor with any present intention of reselling or distributing the Shares; provided, however, that subject to Section 4.1, any resale or distribution of Ascend’s property shall at all times be within Ascend’s control, and without prejudice to Ascend’s right at all times to sell or otherwise dispose of all or any part of such Shares under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

SECTION 4.  COVENANTS

4.1.  Resale of Securities

Subject always to the provisions of Section 8.4, Ascend covenants that it will not sell the Shares except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of Ascend’s counsel, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

The certificates evidencing the Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.”

4.2.  Further Assurance

Each of the parties shall, from time to time, whether before or after the Closing, execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

4.3.  Keeping of Books

MCF will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of MCF and its subsidiaries in accordance with GAAP.

4.4.  Lost, Stolen, Destroyed or Mutilated Certificates Evidencing Shares; Exchange

Upon receipt by MCF of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares owned by Ascend, and (in the case of loss, theft or destruction) of an indemnity from Ascend in the form of an open penalty indemnity bond issued in favor of MCF or its successors and MCF’s Common Stock Transfer Agent, OTC Stock Transfer, Inc., or its successor, with sufficient surety to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate, and upon surrender and cancellation of such certificate, if mutilated, MCF will make and deliver in lieu of such lost, stolen, destroyed or mutilated certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Upon surrender of any certificate representing any Shares for exchange at the office of MCF, MCF at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request.

SECTION 5.  CONDITIONS TO ASCEND’S OBLIGATIONS AT THE CLOSING

The obligations of Ascend under Section 1 of this Agreement to purchase Shares at the Closing are subject to the satisfactory fulfillment (in the opinion of Ascend acting reasonably) on or before the Closing of each of the following conditions unless waived by Ascend in accordance with Section 8.6 hereof:

5.1.  Representations and Warranties

The representations and warranties of MCF contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2.  Performance

MCF shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required under the Agreement to be performed or complied with by it on or before such Closing and shall have delivered all opinions required under Section 1.2(iii).

5.3.  Qualifications

All authorizations, approvals, or permits, of any governmental authority or regulatory body and all other authorizations, consents or approvals that are required in connection with the lawful issuance and sale of the Shares to Ascend pursuant to this Agreement, if any, shall have been duly obtained and shall be effective on and as of the Closing other than those approvals which are not required to be obtained before or upon such Closing.

5.4.  Other Agreements

The Registration Rights Agreement and the Escrow Agreement shall have each been executed and delivered by all parties thereto other than Ascend.

5.5.  Ownership Records

MCF shall have delivered to Ascend a stock certificate evidencing its ownership of the Shares to be purchased at the Closing as reflected on the books of MCF in accordance with Section 1.3.

SECTION 6.  CONDITIONS TO MCF’S OBLIGATIONS AT THE CLOSING

The obligations of MCF under Section 1 of this Agreement are subject to fulfillment (in the opinion of MCF acting reasonably) on or before the Closing of each of the following conditions unless waived by MCF:

6.1.  Representations and Warranties

The representations and warranties of Ascend contained in Section 3 shall be true and correct on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

6.2.  Payment of Purchase Price

Ascend shall have delivered the Promissory Note.

6.3.  Qualifications

All authorizations, approvals, or permits, of any governmental authority or regulatory body and all other authorizations, consents or approvals that are required for the lawful entry into this Agreement and the lawful issuance of the Promissory Note, if any, shall have been duly obtained and shall be effective on and as of the Closing other than those approvals which are not required to be obtained before or upon such Closing.

6.4.  Other Agreements.

The Registration Rights Agreement and the Escrow Agreement shall each have been executed and delivered by the parties thereto.

SECTION 7.  INTERPRETATION OF THIS AGREEMENT

7.1.  Terms Defined

Unless the context otherwise requires, capitalized terms used in this Agreement have the respective meanings ascribed to such terms in the other Sections of this Agreement or ascribed to them as follows:

“Affiliate” means, with respect to a specified person, (1) a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified or (2) any relative or spouse of such person, or any relation of such spouse, who has the same home as such person.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York and in the Cayman Islands are not required or authorized to close.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Escrow Agreement” means the escrow agreement of even date herewith made among MCF, Ascend and the Escrow Agent relating to the Common Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Option Plans” shall mean the 1999 Stock Option and Incentive Plan, the 2000 Stock Option and Incentive Plan, the 2001 Stock Option and Incentive Plan and the 2003 Stock Option and Incentive Plan.

“Person” shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Promissory Note” means the promissory note issued of even date herewith to MCF by Ascend.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any Person (a) of which MCF (or other specified Person) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (i) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (ii) at least a majority of the partnership, joint venture or similar interests, or (b) in which MCF (or other specified Person) is a general partner or joint venturer.

7.2.  Accounting Principles

Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

7.3.  Directly or Indirectly

Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

7.4.  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

7.5.  Paragraph and Section Headings

The headings of the Sections and Subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 8.  MISCELLANEOUS

8.1.  Notices.

All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier:

(a)  if to Ascend, at Ascend Services Ltd., Regatta Office Park, Leeward 4, Ground Floor, 1158 D West Bay Road, P.O. Box 10578 APO, Grand Cayman, Cayman Islands, marked for the attention of Bruce Donaldson, General Counsel, or at such other address as Ascend may have furnished MCF in writing, with copies to Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York 10111-0087, marked for the attention of Sanford B. Kaynor Jr., Esq., or

(b)  if to MCF, at MCF Corporation, 600 California Street, 9th Floor, San Francisco, California, 94108, marked for the attention of Robert E. Ford, President, or at such other address as it may have furnished in writing to Ascend, with copies to MCF Corporation, 600 California Street, 9th Floor, San Francisco, CA, 94108, marked for the attention of Christopher Aguilar, General Counsel.

Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing.

8.2.  Expenses and Taxes

Unless otherwise specified in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated.

MCF will pay, and save and hold Ascend harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable by MCF on the issuance and delivery of the Shares.

8.3.  Reproduction of Documents

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Ascend on the Closing Date (except for certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Ascend, may be reproduced by Ascend by any photographic, photostatic, microfilm, micro card, miniature photographic or other similar process and Ascend may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Ascend in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

8.4.  Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. MCF acknowledges and agrees that, after the date of this Agreement, Ascend will seek to transfer the Shares and its rights hereunder to an Affiliate and MCF undertakes to use its commercially reasonable efforts to assist Ascend with executing the assignment of the Shares and its rights hereunder to the Affiliate identified in writing to MCF. Other than as expressly contemplated by the other provisions of this Agreement, neither party hereto may assign any part of this Agreement to a third party without the prior written consent of the other party hereto.

8.5.  Attorneys’ Fees

In the event any party hereto finds it necessary to bring any suit, action, or other proceeding at law or equity to interpret, enforce or implement any of the terms, covenants or conditions hereof or of any instrument executed pursuant to this Agreement, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding, including any bankruptcy proceeding and/or any appeal, shall be paid all costs and reasonable attorneys’ fees by the non-prevailing party, and in the event any judgment is secured by such prevailing party, all such costs and attorneys’ fees shall be included in any such judgment (attorneys’ fees to be set by the court and not by the jury). No termination of this Agreement upon any grounds or in any circumstances addressed herein or otherwise will impair or limit a prevailing party’s right to recover from the other party its attorneys’ fees and costs in accordance with the provisions of this Section.

8.6.  Entire Agreement; Amendment and Waiver

Except as expressly provided or contemplated herein, this Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of MCF and Ascend or their successors or assigns.

8.7.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives as of the date first above written.

MCF CORPORATION

By: _________________________________
Name: Gregory S. Curhan
Title: Executive Vice President

ASCEND SERVICES LTD.

By: ___________________________
Name: Christopher Daniels
Title: Managing Director

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Schedule 2.2

Subsidiary    Percentage Ownership

Merriman Curhan Ford & Co.                 100%

MCF Asset Management, LLC              100%, Managing Member

MCF Wealth Management, LLC            100%, Managing Member

Ratexchange I, Inc.                                   100%
(inactive Delaware corporation)

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Schedule 2.7

Shares issued from December 31, 2004 to March 31, 2005.

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Schedule 2.7(c)

Capitalization table dated December 31, 2004.

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Schedule 2.9

Promptly after the Closing Date, MCF Corporation will prepare and file an Additional Listing Application with the American Stock Exchange to list the Common Stock.

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Schedule 2.12

Litigation: there are no matters responsive to the description in Paragraph 2.12 of the Agreement. Please see the litigation notes included in MCF Corporation's annual report, filed on Form 10K with the Securities and Exchange Commission on February 15, 2005.

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of April 29, 2005 (this “Escrow Agreement”), is made among MCF Corporation, a Delaware corporation (“MCF”), Ascend Services Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability (“Ascend”), and Wells Fargo Bank, National Association, (the “Escrow Agent”).

WHEREAS, MCF and Ascend are entering into a stock purchase agreement (the “Stock Purchase Agreement”) and a registration rights agreement, each dated of even date herewith;

WHEREAS, pursuant to this Stock Purchase Agreement, the consideration given by MCF to Ascend shall be held in escrow subject to release upon the occurrence of certain events;

WHEREAS, MCF wishes to deposit with the Escrow Agent the Escrowed Stocks (as hereinafter defined) to be released as set forth herein, and the Escrow Agent is willing to accept appointment as Escrow Agent solely for the expressed duties, terms and conditions outlined herein; and

WHEREAS, all capitalized terms used herein but not otherwise defined shall have the definition set forth in the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Establishment of Escrowed Stock

1.1  Immediately upon the execution of this Escrow Agreement, the Escrow Agent shall establish an escrow account (the “Escrow Account”) into and from which certain shares and dividends shall be made pursuant to the terms of this Escrow Agreement.

1.2  On the date of this Escrow Agreement, MCF will deposit with the Escrow Agent the following three MCF stock certificates, Certificate No. A4249, Certificate No. A4250, and Certificate No. A4251, (each a “Stock Certificate” and together the “Escrowed Stock”), each representing 359,583 shares of MCF’s common stock, par value US$.0001 per share.

SECTION 2.  Distributions, Etc

Any securities of MCF distributed in respect of or in exchange for any of the Escrowed Stock (upon the prior written approval of Ascend), whether by way of conversions, dividends, splits, reverse splits or otherwise, shall be issued in the name of Ascend and delivered to the Escrow Agent to be held in the Escrow Account. If Ascend has approved such delivery in writing, the Escrow Agent shall accept such securities and such securities shall be considered Escrowed Stock for purposes hereof. Cash dividends or cash distributions in connection with the Escrowed Stock (collectively, the “Dividends”) shall be delivered directly to Ascend.

SECTION 3.  Voting of Escrowed Stock

Ascend shall have the right to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrowed Stock, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrowed Stock. The Escrow Agent shall use its commercially reasonable efforts to provide Ascend with reasonable notice of any voting rights which may be so exercised.

SECTION 4.  Transferability

For so long as each of the Stock Certificates remains the subject of this Escrow Agreement, the interest of Ascend in the Escrowed Stocks shall not be assignable or transferable Escrowed Stock

SECTION 5.  Disposition of Escrowed Stock

MCF and Ascend hereby instruct the Escrow Agent, and the Escrow Agent hereby agrees to hold and dispose of the Escrowed Stock in accordance with and subject to the terms, conditions, limitations and restrictions contained in this Escrow Agreement.

SECTION 6.  [Intentionally Left Blank]

SECTION 7.  [Intentionally Left Blank]

SECTION 8.  [Intentionally Left Blank]

SECTION 9.   [Intentionally Left Blank]

SECTION 10.  Release from Escrow of the Stock Certificates

Upon the Escrow Agent’s receipt of written confirmation from MCF (not to be unreasonably withheld) confirming that Ascend has satisfied any of the following conditions, the Escrow Agent shall, on the same day if such confirmation is received by no later than 2:00 p.m. (California time) or otherwise on the next following business day, release from the Escrow Account and deliver to, or to the order of, Ascend, the related Stock Certificate:

10.1  when Ascend receives from Dominion Bond Rating Service a conditional rating letter indicating its intent to rate, among other things, Ascend Guaranty Ltd. as a “AAA”, Ascend Group Holdings Ltd. Zero-Coupon Debentures due 2035 as “AAA” and Ascend Group Holdings Ltd. 1% Cumulative Perpetual Preferred Stock as “AA”, Certificate No. A4249, representing 359,583 shares of MCF’s common stock, shall be released from the Escrow Account and delivered to, or to the order of, Ascend;

10.2  when, in respect of Ascend’s agreement to provide credit protection in respect of any credit exposures, in an aggregate notional amount of US$180,000,000, of its strategic business partners or any of their respective clients, Certificate No. A4250, representing 359,583 shares of common MCF’s stock, shall be released from the Escrow Account delivered to, or to the order of, Ascend; and

10.3  upon the completion of the placement of the preferred shares of Ascend’s ultimate parent company, Certificate No. A4251, representing 359,583 shares of MCF’s common stock, shall be released from the Escrow Account delivered to, or to the order of, Ascend, provided, that MCF may (acting in its sole discretion) waive any of the foregoing conditions and instruct the Escrow Agent to release the related Stock Certificate; provided further, that notwithstanding any provision herein to the contrary, if any Stock Certificates remain in the Escrow Account on February 28, 2006, the Escrow Agent shall, by 2:00 p.m. (California time) on that day, release and deliver each of those Stock Certificates to, or to the order of, MCF.

SECTION 11.  Manner of Disbursement

Any distribution of all or a potion of the Escrowed Stock by the Escrow Agent shall be made by the delivery by the Escrow Agent of one or more certificates issued in the name of Ascend. MCF agrees to use its commercially reasonable efforts to cooperate with the Escrow Agent in the preparation of any stock certificates for delivery to Ascend pursuant to the terms of this Agreement.

SECTION 12.  Termination of Escrow

This Escrow Agreement shall terminate when all Escrowed Stock has been released.

SECTION 13.  Taxes

The parties hereto agree that, for tax reporting purposes, all Dividends shall be allocable to Ascend.

SECTION 14.  Duty and Liability of the Escrow Agent

The sole duty of the Escrow Agent, other than as herein specified, shall be to hold the Escrowed Stock and deliver any Dividends to Ascend, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether Ascend has satisfied any of the conditions in Sections 10.1 - 10.3. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice in respect of any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

SECTION 15.  Escrow Agent's Fee

The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by MCF. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable solely from MCF.

SECTION 16.  Investment of Proceeds

To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of any Dividends, the Escrow Agent shall satisfy such liability to the extent possible from the Escrowed Stock. The Parties agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the actions of, or failure to act, by the Escrow Agent.

SECTION 17.  Resignation of the Escrow Agent

The Escrow Agent may at any time resign by giving 30 days written notice of resignation to MCF and to Ascend. In such event MCF and Ascend shall appoint a successor escrow agent. If no successor escrow agent is named by MCF and Ascend, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. All right, title and interest to the Escrowed Stock and any Dividends, and any proceeds thereof, shall be transferred to the successor escrow agent and this Escrow Agreement shall be assigned to such successor escrow agent, and the resigning Escrow Agent shall thereupon be released from further obligations hereunder.

SECTION 18.  Discharge of the Escrow Agent

The Escrow Agent agrees that MCF and Ascend may, by mutual written agreement at any time upon 30 days written notice, remove the Escrow Agent as escrow agent hereunder, and substitute a bank or trust company therefor, in which event, upon receipt of written notice thereof and payment of any accrued but unpaid fees or expenses due the Escrow Agent, the Escrow Agent shall account for and deliver to such substituted escrow agent the Escrowed Stock held by it, and the Escrow Agent shall thereafter be discharged from all liability hereunder.

SECTION 19.  Notices

All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, or (c) on the day after, or, in the case of delivery to Ascend, two days after, delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, to the parties as follows:

If to MCF:

MCF Corporation
Attn: General Counsel
600 California Street, 9th floor
San Francisco, CA 94108
Telephone: (415) 248-5634
Fax: (415) 723-7165

If to Escrow Agent:

Wells Fargo Bank, National Association
Corporate Trust Services
707 Wilshire Blvd., 17th Floor
Los Angeles, CA 90017
Attention: Sandy Chan / Regina Vergara
Telephone:  (213) 614-5854 / (213) 614-3352
Fax: (213) 614-3355

If to Ascend:

Ascend Services Ltd., Attn: General Counsel
Regatta Office Park,
Leeward 4, Ground Floor,
1158 D West Bay Road,
P.O. Box 10578 APO,
Grand Cayman,
Cayman Islands
Telephone: (345) 946-5418

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

SECTION 20.  Indemnification of Escrow Agent

MCF hereby indemnifies and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow Agent.

SECTION 21.  Successors and Assigns

Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

SECTION 22.  Governing Law; Jurisdiction

This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of California without giving effect to the principles of conflicts of laws thereof.

SECTION 23.  Severability

In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

SECTION 24.  Amendments; Waivers

This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

SECTION 25.  Entire Agreement; Third-Party Beneficiaries

This Escrow Agreement contain the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow. Notwithstanding the foregoing, Escrow Agent is not a party to, is not bound by, and has no duty to inquire into any agreement other than this Escrow Agreement. All references in this Escrow Agreement to other agreements are for the convenience of the parties hereto other than Escrow Agent, and Escrow Agent shall have no duties or obligations with respect thereto. Escrow Agent shall have no implied duties beyond the express duties set forth herein.

SECTION 26.  Section Headings

The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

SECTION 27.  Counterparts

This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first set forth above.

MCF CORPORATION, a Delaware Corporation

By:
     Christopher Aguilar

Its: General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:

Its:

ASCEND SERVICES LTD., an Exempted Company incorporated in the Cayman Islands

By:
     Christopher Aguilar

Its: Managing Director

Exhibit A

Escrow Agent Fee Schedule

Exhibit B

DBRS Letter

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of April 2005, among MCF Corporation, a Delaware corporation (“MCF”) and Ascend Services Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability, (“Ascend”).

Certain definitions are set forth in Article II of this Agreement.

RECITALS

A. MCF and Ascend are the parties to a Stock Purchase Agreement dated as of April__, 2005 (the “Purchase Agreement”) and pursuant to the Purchase Agreement, Ascend has agreed to purchase 1,078,749 shares of MCF’s common stock, par value $0.0001 per share (the “Shares”) and MCF has agreed to grant Ascend certain registration rights as described herein.

B. The parties believe it would be in the best interests of MCF and Ascend to set forth their agreements on certain matters.

NOW, THEREFORE, intending to be legally bound the parties hereto agree as follows:

ARTICLE I
REGISTRATION RIGHTS

1.1.   Piggy-Back Registration.

1.1.1.   If MCF proposes to register any of its Common Stock under the Securities Act, whether or not for sale for its own account, it will, each such time, give prompt written notice at least 15 Business Days prior to the anticipated filing date of the registration statement to Ascend, which notice shall, subject to the provisions of Section 1.1.2, offer Ascend the opportunity to include in such registration statement such number of Shares as Ascend may request (a “Piggy-Back Registration”). Subject to the foregoing, upon the written request of Ascend made within 10 Business Days after the receipt of notice from MCF (which request will specify the number of Shares intended to be disposed of by Ascend and the intended method of disposition thereof), MCF will use its commercially reasonable efforts to effect the registration under the Securities Act of all the Shares which MCF has been so requested to register by Ascend to the extent required to permit the disposition of the Shares so to be registered; provided, however, that (A) if such registration involves an underwritten Public Offering, Ascend must enter into an underwriting agreement in customary form and sell its Shares to the underwriters on substantially the same terms and conditions as apply to MCF and (B) if, at any time after giving written notice of its intention to register any Common Stock pursuant to this Section 1.1.1 and prior to the effective date of the registration statement filed in connection with such registration, MCF determines for any reason not to register such Common Stock, MCF will give written notice to Ascend and, thereupon, will be relieved of its obligation to register any registrable Common Stock in connection with such registration.

1.1.2.   Notwithstanding anything to the contrary herein, the provisions of Section 1.1.1 shall not apply to, and MCF shall not be obligated to effect any registration of registrable Common Stock under Section 1.1.1 in connection with:

(1)  Any Public Offering relating to employee benefit, management equity incentive, stock option or similar plans, or

(2)  Any Public Offering relating to an acquisition or merger after the date hereof by MCF or any of its subsidiaries of or with any other businesses.

1.1.3.   Underwriters’ Cutback. If a registration pursuant to Section 1.1 involves an underwritten Public Offering and the managing underwriter advises MCF that, in its view, the number of shares of Common Stock that MCF and Ascend intend to include in such registration exceeds the largest number that can be sold without having an adverse effect on such offering, including without limitation the price at which such shares can be sold, MCF will include in such registration, in the following priority, up to such largest number, unless the managing underwriter shall determine that marketing factors require a different allocation:

(1)  first, so many shares of the Common Stock proposed to be registered by MCF; and

(2)  second, any registrable Common Stock requested to be included in such registration by Ascend, allocated among Ascend pro rata on the basis of their relative number of shares of registrable Common Stock so requested to be included.

1.2.   Expenses. MCF will pay all Registration Expenses in connection with any registration under Section 1.1.

1.3.   Lock-up. Should Ascend give notice of intent to exercise its Piggy-Back Rights set forth in Section 1.1.1 of this Agreement, Ascend may be subject to Lock-Up terms consistent with those of the selling stockholders for whom MCF is registering shares of Common Stock.

1.4.   Indemnification by MCF. MCF agrees to indemnify and hold harmless Ascend, its direct and indirect partners, members, employees, advisory board members, officers and directors, and each Person, if any, who controls MCF or Ascend within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (including any preliminary prospectus) relating to the Common Stock or any other disclosure document or other public statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to MCF by or on behalf of Ascend expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus will not inure to the benefit of Ascend if a copy of any amended, supplemental or final prospectus was provided by MCF to Ascend in a timely manner but was not provided to the applicable purchaser by Ascend, and such amended, supplemented or final prospectus cured the defect giving rise to such loss, claim, damage or liability.

1.5.   Indemnification by Ascend. Ascend agrees to indemnify and hold harmless each underwriter, MCF, each of the direct and indirect partners, members, employees, advisory board members, officers and directors of each underwriter and MCF, and each Person, if any, who controls each underwriter or MCF within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from MCF, but only with reference to information related to Ascend furnished in writing by or on behalf of Ascend expressly for use in any registration statement or prospectus (including any preliminary prospectus) relating to the Shares.

1.6.   Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 1.4 or Section 1.5, such Person will promptly notify each Person against whom such indemnity may be sought in writing and the indemnifying party upon request of the indemnified party will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to the proceeding as such fees and disbursements are incurred. Notwithstanding the foregoing, the failure to give notice will not relieve the indemnifying party of the obligation to indemnify the indemnified party, except to the extent of actual prejudice suffered as a result thereof. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel (such agreement shall not be unreasonably withheld) or (b) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel will be paid by the indemnifying party as they are incurred. The indemnifying party will, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the commercially reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties only to the extent that actual or potential differing interests between or among them require multiple counsel. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party will indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

1.7.   Contribution. If the indemnification provided for herein is for any reason unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified parties, will contribute to the amount paid or payable by such indemnified parties as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of MCF, Ascend and any underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of MCF, Ascend and any underwriter will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. MCF and Ascend agree that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding sentence will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.7, Ascend will not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any damages which Ascend has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

1.8.   Participation in Public Offerings. Ascend shall take all such actions and execute all such documents and instruments that are reasonably requested by MCF to effect the sale of its Shares in the applicable Public Offering, including, without limitation, being party to any underwriting agreement entered into by MCF and any other selling stockholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of selling stockholders in such Public Offering, the aggregate amount of such liability shall not exceed Ascend’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all such further representations, warranties and indemnities of sellers of Common Stock in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) Ascend’s pro rata portion of any such liability, in accordance with Ascend’s portion of the total number of shares included in the offering or (ii)  Ascend’s net proceeds from such offering.

ARTICLE II
DEFINITIONS

2.1.   Certain Definitions. Unless the context otherwise requires, capitalized terms used in this Agreement have the respective meanings ascribed to such terms in the other Sections of this Agreement or ascribed to them as follows:

“Affiliate” means, with respect to a specified Person, (1) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person or (2) the Members of the Immediate Family of such specified Person.

“Agreement” means this Registration Rights Agreement, any amendments hereto, and any Exhibits, Schedules, and attachments hereto.

“Board” means the Board of Directors of MCF.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York and the Cayman Islands are authorized by law to close.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Members of the Immediate Family” means, with respect to any natural Person, (a) each spouse or natural or adopted child of such Person; (b) each natural or adopted child of any Person described in clause (a) above; (c) each trust created solely for the benefit of one or more of the Persons described in clauses (a) and (b) above; and (d) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (c) above in his or her capacity as such custodian or guardian.

“Options” means any options to subscribe for, purchase or otherwise directly acquire Common Stock.

“Permitted Transferee” means with respect to Ascend, (i) any Affiliate of Ascend, or (ii) any other Person which may purchase the Shares from Ascend pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with applicable state securities laws or blue sky laws; provided, however, that each such transferee will be a Permitted Transferee for purposes of this Agreement only if such transferee has executed and delivered to MCF an instrument reasonably satisfactory to MCF pursuant to which the transferee (1) acknowledges that the Shares to be received by such transferee are subject to all the provisions of this Agreement and (2) becomes a party to this Agreement as “Ascend” and agrees to be bound by all of the terms and conditions of this Agreement applicable to Ascend.

“Person” means an individual, corporation, partnership, trust, association, limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registration Expenses” means all (i) registration and filing fees with the Commission, (ii) fees and expenses of compliance with state securities or blue sky laws (including commercially reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the commercially reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Common Stock and any qualification of the related offering with the National Association of Securities Dealers, Inc.), (iii) printing expenses, (iv) fees and expenses of counsel and independent public accountants for MCF, (v) fees and expenses of any additional experts retained by MCF in connection with such registration, (vi) fees and expenses of listing the Common Stock, if any, (vii) rating agency fees, (viii) transfer taxes, and (ix) commercially reasonable fees and expenses of one counsel and one independent public accounting firm for the selling shareholders. The parties understand and agree that Registration Expenses do not include underwriting fees, discounts or commissions attributable to the sale of Common Stock by any selling shareholder or fees and expenses for counsel to any selling shareholders, except as specified above.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means to offer, sell, assign, gift, grant a participation in, pledge, hypothecate, grant a charge with respect to, or otherwise transfer directly or indirectly.

“Transfer Agent and Registrar” means OTC Stock Transfer Inc. a company based in Salt Lake City, Utah, in its capacity as transfer agent and share registrar for the shares of MCF.

“Transferee” means any Person to whom any Ascend Transfers any Shares other than in a sale pursuant to an effective registration statement or without registration pursuant to Rule 144.

Capitalized terms used herein but which are not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms, respectively, in the Stock Purchase Agreement.

ARTICLE III
MISCELLANEOUS

3.1.   Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

3.2.   Entire Agreement. Except for restrictions on Transfers of Shares set forth in other agreements, plans or documents, this Agreement, the Stock Purchase Agreement, the Escrow Agreement and the other documents delivered pursuant thereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

3.3.   Notices. All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier:

3.3.1.   if to Ascend, at Ascend Services Ltd., Regatta Office Park, Leeward 4, Ground Floor, 1158 D West Bay Road, P.O. Box 10578 APO, Grand Cayman, Cayman Islands, marked for the attention of Bruce Donaldson, General Counsel, or at such other address as Ascend may have furnished MCF in writing, with copies to Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York 10111-0087, marked for the attention of Sanford B Kaynor Jr., Esq., or

3.3.2.   if to MCF, at MCF Corporation, 600 California Street, 9th Floor, San Francisco, CA 94108, marked for the attention of Robert E. Ford, President, or at such other address as it may have furnished in writing to Ascend, with copies to MCF Corporation, 600 California Street, 9th Floor, San Francisco, CA 94108, marked for the attention of Christopher Aguilar, General Counsel.

Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing.

3.4.   Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

3.5.   Termination. This Agreement may be terminated at any time by an instrument in writing signed by MCF and the majority in interest of Ascend.

3.6.   Successors, Assigns and Transferees. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and Permitted Transferees. MCF acknowledges and agrees that, after the date of this Agreement, Ascend will seek to transfer the Shares and its rights hereunder to a Permitted Transferee and MCF undertakes to use its commercially reasonable efforts (including providing any instruction required by the Transfer Agent and Registrar) to assist Ascend with executing the assignment on a timely basis of the Shares and its rights hereunder to the Permitted Transferee identified in writing to MCF. Except as expressly contemplated hereby, neither this Agreement nor any provision hereof will be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and Permitted Transferees.

3.7.   Amendments; Waivers.

3.7.1.   No failure or delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

3.7.2.   This Agreement may be amended, modified or extended, and the provisions hereof may be waived, only by an agreement in writing signed by MCF and Ascend.

3.8.   Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

3.9.   Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will without posting a bond be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and each party hereby consents to the entry thereof.

3.10.   Legal Prohibitions. To the extent that the exercise, right or the performance of any obligation by Ascend under this Agreement is prohibited by law, Ascend and the other parties hereto agree to use all reasonable efforts to achieve reasonable and lawful alternative arrangements designed to provide Ascend or such other parties, as the case may be, the economic benefit from the exercise of such right or the performance of such obligation.

3.11.   Certain Interpretive Matters. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

3.12.   Applicable Law. This Agreement will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without regard to the conflict or choice of laws rules of any jurisdiction that would cause the application of the domestic substantive laws of any jurisdiction other than the State of Delaware.

3.13.   Consent to Jurisdiction. EACH PARTY:

(A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF CALIFORNIA OR THE UNITED STATES DISTRICT COURTS FOR THE NORTHERN DISTRICT OF CALIFORNIA LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED TO MCF AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT OR MAINTAINED ONLY IN SUCH COURTS AND THAT SUCH PARTY WILL NOT CAUSE ANY SUCH PROCEEDING TO BE BROUGHT OR MAINTAINED IN ANY FORUM OTHER THAN ONE OF THE ABOVE-NAMED COURTS;

(B) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING BROUGHT IN ANY OF THE ABOVE-NAMED COURTS, ANY CLAIM THAT SUCH PARTY IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT, THAT SUCH PARTY’S PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT; AND

(C) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF NEW YORK, AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT THE ADDRESS SPECIFIED PURSUANT TO SECTION&NBSP;3.3 IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE, AND WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING ANY CLAIM THAT SERVICE OF PROCESS MADE IN ACCORDANCE WITH THIS PARAGRAPH DOES NOT CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS.

3.14.   WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY PARTY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MCF:	MCF CORPORATION

Date:	By:
Name: Gregory S. Curhan
Title: Executive Vice President

ASCEND:
ASCEND SERVICES LTD.

By:
Name: Christopher Daniels
Title: Managing Director